EXHIBIT 99a

SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard M. Wardrop, Jr., Chairman and Chief Executive Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge this Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and,

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 8, 2003	/S/ RICHARD M. WARDROP, JR.
Richard M. Wardrop, Jr., Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 have been provided to AK Steel Holding Corporation and will be retained by AK Steel Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.